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                                                                     Exhibit 8.1

                [LETTERHEAD OF HIGHAM, MCCONNELL & DUNNING LLP]

                                  May 7, 2001

VitalCom Inc.
15222 Del Amo Avenue
Tustin, CA  92680

Ladies and Gentlemen:

     We have acted as your counsel in connection with the contemplated merger (the "Merger") of Viper Acquisition Corp. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Data Critical Corporation ("Data Critical"), a Delaware corporation, with and into VitalCom Inc. ("VitalCom"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of March 12, 2001 (the "Merger Agreement"), by and among Data Critical, Sub and VitalCom. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Merger Agreement. This opinion is being delivered to you in connection with a registration statement on Form S-4 in the form filed with the Securities and Exchange Commission (the "Registration Statement"), which includes the Proxy Statement and Prospectus relating to the Merger.

     In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement, the Merger Agreement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have relied upon certain statements, representations and agreements made by VitalCom and Data Critical, including representations set forth in the Officer's Certificates of VitalCom and Data Critical that were provided to us (the "Officers' Certificates"). Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by VitalCom, Data Critical and others, including those set forth in the Officers' Certificates. We have no reason to believe that such facts, information, covenants and representations are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

     In our examination, in addition to the foregoing we have assumed (without any independent investigation) that:

     1. At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of Data Critical, VitalCom, or Sub has represented or will represent equity for tax
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VitalCom Inc.
May 7, 2001
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purposes; (ii) no outstanding equity of Data Critical, VitalCom, or Sub has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right either to acquire VitalCom's capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

     2. Original documents (including signatures thereto) are authentic, documents submitted to us as certified, photostatic or facsimile copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     3. The transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with such agreements and all covenants contained in the Merger Agreement (including exhibits thereto) will be performed without waiver or breach of any material provision thereof.

     4. The matters set forth in the Officers' Certificates are true and will remain true at the Effective Time.

     5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     6. The Merger qualifies as a statutory merger under the laws of the State of Delaware.

     7. The Merger Agreement and all other documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms.

     The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. All of the foregoing are subject to change, perhaps with retroactive effect; any such change may require modification of the opinion rendered herein. No ruling from the Internal Revenue Service (the "IRS") has been or will be sought on any aspect of the Merger, and there can be no assurance that the IRS will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to such matter, our opinion has no binding effect on the IRS or the courts.

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Merger, for federal income tax purposes, will constitute a "reorganization" within the meaning of Section
368(a) of the Code. Because this opinion is being delivered prior to the Effective Date of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take
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VitalCom Inc.
May 7, 2001
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place that could affect the United States federal income tax consequences of the
Merger or that contrary positions may not be taken by the IRS.

     We express no opinions as to matters of law other than the matters of federal income tax law specifically addressed hereby. We are furnishing this opinion to you solely for the purpose of its inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

     We hereby consent to the use of our name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We disclaim any obligation to update this opinion letter for events, including changes of law, which occur or come to our attention after the date hereof.

                                             Very truly yours,


                                             /s/ HIGHAM, MCCONNELL & DUNNING LLP

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